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Exhibit 99.1

Press Release

CTN MEDIA GROUP, INC.

NEWS RELEASE

CTN Media Group Closes Sale of Market Place Media, Proceeds Used to Pay Off substantially
All Bank Debt and Strengthen College Television Network

    CTN Will Now Focus Resources on its Core Business, College Television Network, the Nation's
Fastest Growing Young Adult Broadcast Network

    [New York, USA, July 11, 2001]—CTN Media Group, Inc. (NASDAQ: UCTN) today announced that it has closed the sale of Armed Forces Communications, Inc., d/b/a Market Place Media (MPM), its wholly owned subsidiary, for $28 million. The sale proceeds will repay substantially all of CTN's bank debt and be used to strengthen CTN's core business, College Television Network. MPM was purchased by Schroder Ventures US, and members of the current MPM management team.

    "The sale of MPM is now complete, and as a result CTN Media Group will have the ability to pay off substantially all of our bank debt," said Jason Elkin, Chairman and CEO of CTN Media Group. "The culmination of the MPM transaction substantially completes CTN's reengineering plan as outlined in our annual report. The steps we have taken enable us to focus all of our resources and energies on our core business, College Television Network." CTN is the nation's fastest growing broadcast network for young adults, reaching an estimated audience of 1.5 million viewers each day at more than 1,900 contracted college locations across the country.

    Schroder Ventures is one of the world's largest international buy-out and venture capital groups. Schroder Ventures has operations in 10 countries on three continents advising 24 funds with committed capital of over $7 billion. Schroder Ventures US was formed in February 1999 to capitalize on investment opportunities in the United States by leveraging the expertise of its principals and the vast resources of the global Schroder Ventures network.

    CTN Media Group has attracted significant investment partners. Willis Stein & Partners, a leading private equity firm, is the controlling shareholder in CTN. Willis Stein & Partners specializes in investments with media communications companies.

This press release contains forward-looking statements regarding the Company's business strategy and future plans of operation, including statements relating to the Company's ability to obtain new financing, increase revenue by focusing more resources on enhancing the Network and its ability to substantially increase its sales force. Forward-looking statements involve known and unknown risks and uncertainties and actual results might differ materially from the forward-looking statements. Risks which may cause the actual results and performance to differ materially from the future results expressed or implied by such forward-looking statements, include, but are not limited to, the inability of the company to obtain a replacement bank facility on reasonable terms, or at all; failure of third parties to fulfill contracted commitments, failure of the Company to meet revenue goals; inability of the Company to satisfy future financing needs, if any; decrease in the Company's stock price; and the failure of the Company to retain and keep high level management, including salespeople, as well as other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company (available to the public at http://www.sec.gov). The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions and or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.

    For further information for CTN Media Group, please call either Jason Elkin, Chairman and CEO, or Neil Dickson, Chief Operating Officer, at 404-256-4444. For further information for Schroder Ventures US Fund, please call Molly Morse, Kekst and Company, at 212-521-4826.

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  Exhibit 99.1